QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.2

WELCH ALLYN HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF JULY 4, 2015 AND DECEMBER 31, 2014

(in thousands, except share and per share amounts)

	2015	2014
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$228,519	$178,448
Trade receivables, less allowances of $2,296 in 2015 and $2,451 in 2014	71,652	67,674
Inventories	61,146	57,623
Other current assets	12,296	13,488
Deferred income taxes	16,658	16,716

Total current assets	390,271	333,949

OTHER ASSETS:
Intangible assets, net	30,160	30,012
Goodwill	125,024	108,643
Noncurrent deferred income taxes	35,423	12,524
Other assets	127,954	163,217
NET PROPERTY, PLANT, AND EQUIPMENT:	91,343	99,015

TOTAL ASSETS	$800,175	$747,360

WELCH ALLYN HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF JULY 4, 2015 AND DECEMBER 31, 2014

(in thousands, except share and per share amounts)

	2015	2014
	(Unaudited)
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$22,145	$21,123
Accrued expenses	81,043	89,980
Accrual for restructuring charges	1,722	4,764
Accrued income taxes	23,937	3,585

Total current liabilities	128,847	119,452
OTHER NON CURRENT LIABILITIES	5,327	2,589
ACCRUED POSTRETIREMENT BENEFITS	15,178	15,042
LONG-TERM RESTRUCTURING ACCRUAL	—	16
LONG-TERM INCENTIVE OBLIGATION	81,203	33,731
DEFERRED COMPENSATION OBLIGATION	31,284	31,341

Total liabilities	261,839	202,171

STOCKHOLDERS' EQUITY:
Common stock, with a par value of $.01 per share:
Class A—voting: 107,442,600 shares authorized, 107,412,876 issued, and 107,156,303 outstanding; including 256,573 shares in treasury in 2015 and 254,638 in 2014	1,069	1,069
Class B—nonvoting: authorized 50,000,000 shares, issued 486,345 shares, including 157,675 shares in treasury in 2015 and 2014	3	3
Accumulated other comprehensive income	3,755	14,226
Retained earnings	685,788	682,139

	690,615	697,437
Less cost of shares in treasury	152,279	152,248

Total stockholders' equity	538,336	545,189

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$800,175	$747,360

See notes to unaudited condensed consolidated financial statements.

WELCH ALLYN HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

FOR THE THREE AND SIX MONTHS ENDED JULY 4, 2015 AND JUNE 28, 2014

(in thousands)

	For the three months ended		For the six months ended
	July 4, 2015	June 28, 2014	July 4, 2015	June 28, 2014
	(Unaudited)
NET SALES	$169,667	$166,186	$334,201	$326,752
COST OF GOODS SOLD	89,729	82,471	171,612	163,825
RESTRUCTURING COST OF GOODS SOLD	87	1,298	433	3,532

GROSS MARGIN	79,851	82,417	162,156	159,395
SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES	88,952	66,660	166,446	132,684
RESTRUCTURING CHARGES	—	—	—	2,436

OPERATING (LOSS) INCOME	(9,101)	15,757	(4,290)	24,275
INVESTMENT INCOME—Net of interest expense	164	116	334	235
OTHER INCOME	17,303	5,649	17,248	5,492

INCOME BEFORE PROVISION FOR INCOME TAXES	8,366	21,522	13,292	30,002
PROVISION FOR INCOME TAXES	7,983	6,770	9,638	9,751

NET INCOME	383	14,752	3,654	20,251

OTHER COMPREHENSIVE INCOME (EXPENSE)—Net of tax:
Change in unrealized gains on available-for-sales securities	9,161	686	6,304	886
Foreign currency translation adjustments	(22)	205	2,809	929
Change in fair value of derivatives	1,532	309	1,370	798

Other comprehensive income	10,671	1,200	10,483	2,613

COMPREHENSIVE INCOME	$11,054	$15,952	$14,137	$22,864

See notes to unaudited condensed consolidated financial statements.

WELCH ALLYN HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JULY 4, 2015 AND JUNE 28, 2014

(in thousands)

	2015	2014
	(unaudited)
OPERATING ACTIVITIES:
Net income	$3,654	$20,251
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for depreciation and amortization	15,602	12,075
Provision for bad debts	88	(136)
Provision for deferred income taxes	(18,054)	(1,080)
Change in long-term incentive and deferred compensation	47,291	669
Change in cash surrender value of Company-owned life insurance	(1,906)	(1,433)
Gain on sale of securities	(16,096)	(2,117)
Income on equity method investments	165	—
Change in operating assets and liabilities:
Accounts receivable	(2,838)	18,019
Inventories	(1,865)	1,152
Other assets	(6,295)	(538)
Accounts payable and accrued expenses	(4,613)	(15,950)
Restructuring reserve	(3,041)	(5,513)
Accrued pension and postretirement benefits	136	—
Accrued income taxes	20,352	(633)

Net cash provided by operating activities	32,580	24,766

INVESTING ACTIVITIES:
Purchases of investments	(213)	(158)
Sales of investments	65,792	6,380
Additions to property, plant and equipment	(5,267)	(6,903)
Advances to related-party trust	(1,640)	(1,426)
Purchases of businesses	(40,295)	(6,250)
Investments in businesses	(400)	(5,500)

Net cash provided by (used in) investing activities	17,977	(13,857)

FINANCING ACTIVITIES:
Acquisition of treasury stock	(31)	(250)
Dividends Paid	—	(826)

Net cash used in financing activities	(31)	(1,076)

EFFECT OF EXCHANGE RATE CHANGES	(455)	(1,027)

CHANGE IN CASH AND CASH EQUIVALENTS	50,071	8,806
CASH AND CASH EQUIVALENTS—Beginning of period	178,448	145,149

CASH AND CASH EQUIVALENTS—End of period	$228,519	$153,955

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION—Cash paid during the period for:
Interest	$159	$171
Income taxes	9,258	11,440
Noncash investing and financing activities—property, plant, and equipment unpaid at end of period	415	238
Accrued contingent obligations for purchases of businesses	3,192	2,000
Accrued investment obligation	1,000	—

See notes to unaudited condensed consolidated financial statements.
See notes to consolidated financial statements.

WELCH ALLYN HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF JULY 4, 2015 AND DECEMBER 31, 2014 AND FOR THE SIX MONTHS ENDED
JULY 4, 2015 AND JUNE 28, 2014

(in thousands, except share and per share amounts)

1. BASIS OF PRESENTATION

        The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information (Accounting Standards Codification ("ASC") 270, Interim Reporting). Accordingly, they do not include all of the information necessary for a full presentation of financial position, results of operations, and cash flows in conformity with accounting principles generally accepted in the United States of America ("GAAP"). Operating results for interim periods are not necessarily indicative of results that may be expected for the fiscal year as a whole. In the opinion of management, the condensed consolidated financial statements reflect all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation of the results of Welch Allyn Holdings, Inc. and subsidiaries (the "Company"), for the periods presented. The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, sales, expenses, and related disclosures at the date of the financial statements and during the reporting period. Actual results could differ materially from these estimates. The December 31, 2014 condensed consolidated balance sheet data was derived from audited consolidated financial statements but does not include all disclosures required by GAAP. For further information, refer to the consolidated financial statements and notes included in the audited financial statements for the year ended December 31, 2014. The Company utilizes a fifty-two week fiscal year ending on December 31. The second quarter of 2015 and 2014 each contained 13 weeks and ended on July 4, and June 28, respectively.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        Description of Business—Operations of the Company involve the development, manufacture, marketing, and service of quality innovative illumination and diagnostic products throughout the world. The Company's significant manufacturing operations are located in the United States and Mexico. The Company also has sales distribution centers in Europe, Africa, Asia, and Australia. Principal products include reusable and disposable medical diagnostic instruments and equipment as well as miniature lamps. The Company generally sells its products on open account and performs periodic credit evaluations on its customers.

        On June 17, 2015, Hill-Rom Holdings, Inc. (NYSE: HRC) ("Hill-Rom") and the Company announced that the Boards of Directors of both companies have unanimously approved a definitive agreement under which Hill-Rom will acquire Welch Allyn for approximately $2.05 billion in cash and stock. Once the acquisition is consummated, the deferred compensation plan and long-term incentive plans of Welch Allyn will be terminated and all outstanding amounts will be paid to the plan participants.

WELCH ALLYN HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

AS OF JULY 4, 2015 AND DECEMBER 31, 2014 AND FOR THE SIX MONTHS ENDED
JULY 4, 2015 AND JUNE 28, 2014

(in thousands, except share and per share amounts)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        Accumulated Other Comprehensive Income—The amounts in accumulated other comprehensive income as of July 4, 2015 and December 31, 2014, are as follows:

	2015	2014
Unrealized gains on available-for-sale securities—net of deferred tax expense of $452 in 2015 and $4,154 in 2014	$769	$7,073
Foreign currency translation adjustments	3,841	6,638
Adjustment for other postretirement benefit plan—net of deferred tax (benefit) of $(784) in 2015 and 2014	(1,335)	(1,335)
Changes in fair value of derivatives—net of deferred tax expense of $282 in 2015 and $1,087 in 2014	480	1,850

	$3,755	$14,226

        Changes in accumulated other comprehensive income, including amounts reclassified into earnings, are as follows:

	Unrealized Gains on Available-For-Sale Securities(1)	Foreign Currency Translation Adjustment	Adjustment for Postretirement Benefit Plan	Changes in Fair Value of Derivatives(2)	Total
Balance at December 31, 2013—net of deferred taxes	$6,964	$12,992	$44	$286	$20,286
Gross changes	1,718	(6,354)	(2,189)	2,767	(4,058)
Reclassification into earnings	(1,545)	—	—	(286)	(1,831)
Tax	(64)	—	810	(917)	(171)

Balance at December 31, 2014—net of deferred taxes	7,073	6,638	(1,335)	1,850	14,226
Gross changes	(3,355)	(2,797)	—	—	(6,152)
Reclassification into earnings	(6,651)	—	—	(1,370)	(8,021)
Tax	3,702	—	—	—	3,702

Balance at July 4, 2015—net of deferred taxes	$769	$3,841	$(1,335)	$480	$3,755

(1)
Amounts reclassified from accumulated other comprehensive income into investment income-net of interest expense.

(2)
Amounts reclassified from accumulated other comprehensive income are reported in net sales and cost of goods sold.

WELCH ALLYN HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

AS OF JULY 4, 2015 AND DECEMBER 31, 2014 AND FOR THE SIX MONTHS ENDED
JULY 4, 2015 AND JUNE 28, 2014

(in thousands, except share and per share amounts)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        Intangible Assets:    Amortizing intangible assets, net are comprised of the following (in thousands):

	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Customer base	$47,379	$(23,388)	$23,991
Patents	2,606	$(1,887)	$719

Total amortizing intangible assets at December 31, 2014	$49,985	$(25,275)	$24,710

Customer base	$50,302	$(25,756)	$24,546
Patents	2,450	$(2,130)	$320

Total amortizing intangible assets at July 4, 2015	$52,752	$(27,886)	$24,866

        Trademarks are not included on this table as they have indefinite lives. At July 4, 2015 and December 31, 2014 trademarks totaled $5,294 and $5,302, respectively and are included within intangible assets on the balance sheet.

        The change in goodwill is as follows (in thousands):

At January 1, 2015	$108,643
Foreign currency translation	(1,112)
PediaVision purchase accounting finalization	(918)
Scale-Tronix acquisition	18,411

At July 4, 2015	$125,024

3. INVENTORIES

        The composition of inventories, net of reserves, is as follows as of July 4, 2015 and December 31, 2014:

	2015	2014
Raw material	$19,255	$17,712
Work-in-process	15,641	14,998
Finished goods	26,250	24,913

	$61,146	$57,623

WELCH ALLYN HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

AS OF JULY 4, 2015 AND DECEMBER 31, 2014 AND FOR THE SIX MONTHS ENDED
JULY 4, 2015 AND JUNE 28, 2014

(in thousands, except share and per share amounts)

4. INCOME TAXES

        The effective tax rate was 95.4 and 72.5 percent for the three and six months ended July 4, 2015, respectively, compared to 31.4 and 32.5 percent for the comparable prior year periods.

        The effective rates for both the three and six months ended July 4, 2015 are higher than the comparable periods due primarily to $4.0 million tax expense incurred from the liquidation of the corporate owned life insurance program and $2.7 million tax expense due to anticipated nondeductible transaction costs in both the three and six months ended July 4, 2015.

        As of July 4, 2015, the balance of unrecognized tax benefits is approximately $2.7 million. It is reasonably possible that a reduction of up to $0.4 million of the balance of unrecognized tax benefits will occur within the next twelve months as a result of potential audit settlements.

5. TRANSACTIONS WITH RELATED COMPANIES

        Selling expense in the accompanying unaudited condensed consolidated financial statements includes a commission of $0 and $9,350 as of July 4, 2015 and June 28, 2014, respectively, which is paid to a Domestic International Sales Corporation affiliated by common ownership.

        The Company has advanced $35,598 and $34,365 at July 4, 2015 and December 31, 2014, respectively, to related-parties, under a split dollar agreement, for the purpose of funding life insurance policies on key stockholders (Note 7). The cash value of these policies has been assigned to the Company as collateral for the trusts' obligations to repay the advance. In 2012, this split dollar agreement was converted from an economic regime to a loan regime which converted the advanced monies to an interest-bearing loan. Interest accrued totaled $1,852 and $1,445 at July 4, 2015 and December 31, 2014, respectively.

6. EMPLOYEE BENEFITS

        Postretirement Benefits—The Company provides a contributory retiree health care plan covering all eligible employees who retired prior to January 1, 1990, and all eligible employees who have retired at normal retirement age between January 1, 1990 and December 31, 2014, with at least five years of active service.

        Benefit obligations and funding policies are at the discretion of the Company's management. Retiree contributions are adjusted annually and the plan contains other cost-sharing features such as deductibles and coinsurance, all of which vary based on the retiree's date of retirement. The accounting for the plan anticipates future cost-sharing changes to the written plan that are consistent with the Company's expressed intent to cap its contribution for all employees who retire after 1998 at the level in effect in 1998.

WELCH ALLYN HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

AS OF JULY 4, 2015 AND DECEMBER 31, 2014 AND FOR THE SIX MONTHS ENDED
JULY 4, 2015 AND JUNE 28, 2014

(in thousands, except share and per share amounts)

6. EMPLOYEE BENEFITS (Continued)

        The change in the benefit obligation is as follows:

At December 31, 2014	$16,392
Net periodic postretirement benefit cost	136

At July 4, 2015	$16,528

        Net periodic postretirement benefit cost is comprised of the following:

	Six Months Ended
	July 4, 2015	June 28, 2014
Service cost	$—	$2
Interest cost	136	266
Amortization of unrecognized prior service cost	—	72

Net periodic postretirement benefit cost	$136	$340

        Long-Term Incentive Plans—The second quarter share price used to value outstanding PSUs and PHASARs increased by 49% from the first quarter to a share price of $19.50, reflecting market value indications as determined by our third party valuation group using a probability-weighted approach. The increase in the share price in the second quarter was driven by higher deal certainty. Second quarter compensation expense associated with our long-term incentive plans was $39,107, which included $6,257 as a component of cost of goods sold and $32,850 as a component of selling, general, and administrative expenses on the condensed consolidated statements of income and comprehensive income.

WELCH ALLYN HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

AS OF JULY 4, 2015 AND DECEMBER 31, 2014 AND FOR THE SIX MONTHS ENDED
JULY 4, 2015 AND JUNE 28, 2014

(in thousands, except share and per share amounts)

7. OTHER ASSETS

        The composition of other non-current assets is as follows as of July 4, 2015 and December 31, 2014:

Cash advanced to related party trusts for split dollar agreements (Note 5)	37,450	$35,810
Trading account investments related to deferred compensation plan	31,284	31,327
Available-for-sale securities	3,510	29,633
Corporate owned life insurance	—	31,457
Capitalized software	29,491	7,052
Cost and equity method investments	18,788	18,554
Advance payments to investee	5,389	5,389
Prepaid royalty	2,000	2,000
Advance payment to Hubble	—	1,960
Other	42	35

Total	$127,954	$163,217

        During the second quarter the corporate owned life insurance was liquidated. Proceeds from the liquidation are included in the sales of investments line of the Unaudited Condensed Consolidated Statements of Cash Flows under investing activities and totaled $33,362.

        The cost basis of trading account investments related to deferred compensation assets held was $28,978 and $28,931 at July 4, 2015 and December 31, 2014, respectively. These assets are primarily invested in mutual funds.

        A majority of the available-for sale-securities were sold in the second quarter of 2015. Proceeds from the sale of available-for-sale totaled $32,430 and $6,437 in the second quarter of 2015 and 2014, respectively. Proceeds from these sales are included in the sales of investments line of the Unaudited Condensed Consolidated Statements of Cash Flows under investing activities. Gains related to these sales totaled $16,096 and $2,117 in the second quarter of 2015 and 2014, respectively and are included on the gains on sale of securities line of the Unaudited Condensed Consolidated Statements of Cash Flows under operating activities. Gross unrealized gains and losses accumulated in other comprehensive income are as follows:

	July 4, 2015
	Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
Available-for-sale securities	$2,290	$1,220	$	$3,510

WELCH ALLYN HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

AS OF JULY 4, 2015 AND DECEMBER 31, 2014 AND FOR THE SIX MONTHS ENDED
JULY 4, 2015 AND JUNE 28, 2014

(in thousands, except share and per share amounts)

7. OTHER ASSETS (Continued)

	December 31, 2014
	Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
Available-for-sale securities	$18,412	$11,221	$—	$29,633

8. ACCRUED EXPENSES

        The composition of accrued expenses as of July 4, 2015 and December 31, 2014 are as follows:

	2015	2014
Accrued payroll and other employee related expenses	$20,171	$29,102
Current portion of long-term incentive obligation	11,267	11,441
Accrued rebates	21,333	21,171
Other	28,272	28,266

Total	$81,043	$89,980

9. COMMITMENTS AND CONTINGENCIES

        The Company is involved in various pending and threatened actions arising from its normal business operations. Management believes that the Company has meritorious defenses or claims and it will vigorously protect itself in these actions. In the opinion of management, the outcome of these actions will not have a material effect on the Company's financial position and results of operations.

        The Company offers warranties for its products. The specific terms and conditions of those warranties vary depending upon the product sold. For products sold in the United States, the Company provides a basic limited warranty, including parts and labor, for periods ranging generally from one to five years. The Company estimates the costs that may be incurred under its basic limited warranty and records a liability in the amount of such costs at the time product revenue is recognized. Factors that affect the Company's warranty liability include the number of installed units, historical and anticipated rates of warranty claims, and cost per claim.

        Changes in the Company's product liability, included in accrued expenses in the accompanying unaudited condensed consolidated balance sheet, during the period are as follows:

2015
At December 31, 2014	$3,465
Warranties issued	1,453
Changes in estimates
Settlements made	(1,639)

At July 4, 2015	$3,279

WELCH ALLYN HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

AS OF JULY 4, 2015 AND DECEMBER 31, 2014 AND FOR THE SIX MONTHS ENDED
JULY 4, 2015 AND JUNE 28, 2014

(in thousands, except share and per share amounts)

10. ACQUISITIONS

        On June 3, 2014, the Company acquired certain assets of PediaVision Holdings, LLC ("PediaVision"), a leading developer of vision technology and inventor of a new generation of user-friendly vision assessment technology that transcends age, developmental capacity and mobility. This acquisition offers the Company a unique opportunity to better serve its customers by offering them a state of the art diagnostic device for conducting eye examinations in a variety of settings. It also complements the Company's existing vision screening technology, specifically, the Welch Allyn SureSight® Vision Screener and Autorefractor.

        The purchase price was $8,112, including a holdback of $1,500. Additional contingent consideration totaling $500 was recognized at the acquisition date to accrue for future payments to the previous owner. Results of this acquisition are included in our consolidated results of operations from the date of acquisition and are not material. The cost of the acquisition was allocated to the assets acquired and liabilities assumed from PediaVision based on their fair values as of the close of the acquisition, with the amount exceeding the fair value of the net assets acquired being recorded as goodwill. Goodwill will be deducted for tax purposes utilizing the straight-line method over a period of 15 years.

        The following table summarizes the fair value of the assets acquired and liabilities assumed:

Current assets	$235
Fixed assets	109
Intangible assets	8,244

Total asset acquired	8,588
Current liabilities	(476)

Net assets acquired	$8,112

        The fair values of the assets acquired were determined using the income approach. The income approach estimates the value for a subject asset based on the present value of cash flows projected to be generated by the asset. The projected cash flows were discounted using the Company weighted average cost of capital. The projected cash flows for each asset considered multiple factors from the perspective of a marketplace participant including revenue projections from existing customers, attrition trends, marginal tax rates and expected profit margins giving consideration to historical and expected margins. The income fair value measurement approach is based on significant unobservable inputs, including management estimates and assumptions. Minor adjustments were made to the allocation of purchase price to intangibles in 2015, however, the overall impact is not material to necessitate a recast of those statements. As a result of these adjustments goodwill decreased by approximately $919.

WELCH ALLYN HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

AS OF JULY 4, 2015 AND DECEMBER 31, 2014 AND FOR THE SIX MONTHS ENDED
JULY 4, 2015 AND JUNE 28, 2014

(in thousands, except share and per share amounts)

10. ACQUISITIONS (Continued)

        The amounts assigned to major classes of intangible assets are shown below:

Customer base	$163
Trademarks	603
Developed Technology	1,374
Goodwill	6,104

Total intangible assets	$8,244

        On November 7, 2014, the Company acquired certain assets of HealthInterlink, LLC ("HealthInterlink"), a business engaged in researching, developing, manufacturing, marketing, distributing and selling software and other products and solutions for remote patient monitoring. In keeping with the Company's vision to transform care wherever patients and healthcare professionals connect, this acquisition will enable the Company to help clinicians prioritize patient care, allowing for early intervention and facilitating communications with patients outside traditional healthcare settings.

        The purchase price was $4,000, including a holdback of $600. Additional consideration totaling $200 was recognized at the acquisition date to accrue for future payments due to the previous owner over the next 2 years. Results of this acquisition are included in our consolidated results of operations from the date of acquisition and are not material. The cost of the acquisition was allocated to the assets acquired and liabilities assumed from HealthInterlink based on their fair values as of the close of the acquisition, with the amount exceeding the fair value of the net assets acquired being recorded as goodwill. Goodwill will be deducted for tax purposes utilizing the straight-line method over a period of 15 years.

        The following table summarizes the fair value of the assets acquired and liabilities assumed:

Current assets	$48
Intangible assets	3,968

Total asset acquired	4,016
Current liabilities	(16)

Net assets acquired	$4,000

        The fair values of the assets acquired were determined using the income approach.

        The amounts assigned to major classes of intangible assets are shown below:

Software	$1,379
Goodwill	2,589

Total intangible assets	$3,968

        Software is accounted for within other non current assets.

WELCH ALLYN HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

AS OF JULY 4, 2015 AND DECEMBER 31, 2014 AND FOR THE SIX MONTHS ENDED
JULY 4, 2015 AND JUNE 28, 2014

(in thousands, except share and per share amounts)

10. ACQUISITIONS (Continued)

        On January 1, 2015, the Company acquired Hubble Telemedical, Inc. ("Hubble"), a privately-held company that enables remote diabetic retinopathy screening and analysis in primary care and other convenient settings. The acquisition of Hubble further strengthens the Company's leadership position in delivering sight-saving solutions into primary care settings where they can have the largest impact on improving population health while also lowering the cost of care.

        The purchase price totaled $5,217, including a holdback of $200 and contingent consideration of $3,057. The holdback is due on or before the 30th day following the one-year anniversary of the closing date. The fair value of accrued contingent consideration recorded by the Company represents the estimated fair value of the contingent consideration the Company expects to pay to the former shareholders upon the achievement of certain financial milestones. The fair value of the contingent consideration liability was estimated by discounting to present value the contingent payments expected to be made utilizing a risk adjusted discount rate.

        Results of this acquisition are included in our consolidated results of operations from the date of acquisition and are not material. The cost of the acquisition was allocated to the assets acquired and liabilities assumed from Hubble based on their fair values as of the close of the acquisition.

        The following table summarizes the fair value of the assets acquired and liabilities assumed:

Current assets	$932
Deferred tax asset	244
Fixed assets	11
Intangible assets-software	6,929

Total asset acquired	8,116
Current liabilities	(718)
Non current deferred tax liability	(2,181)

Net assets acquired	$5,217

        As the values of certain assets acquired and liabilities assumed are preliminary in nature, they are subject to adjustment as additional information is obtained, including, but not limited to, the finalization of our intangible asset valuation. The valuations will be finalized in 2015. When the valuations are finalized, any changes to the preliminary valuation of assets acquired or liabilities assumed may result in material adjustments to the fair value of the intangible assets acquired, as well as goodwill.

        The fair values of the assets acquired were determined using the income approach. The income approach estimates the value for a subject asset based on the present value of cash flows projected to be generated by the asset. The projected cash flows were discounted using the Company weighted average cost of capital. The projected cash flows for each asset considered multiple factors from the perspective of a marketplace participant including revenue projections from existing customers, attrition trends, marginal tax rates and expected profit margins giving consideration to historical and expected

WELCH ALLYN HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

AS OF JULY 4, 2015 AND DECEMBER 31, 2014 AND FOR THE SIX MONTHS ENDED
JULY 4, 2015 AND JUNE 28, 2014

(in thousands, except share and per share amounts)

10. ACQUISITIONS (Continued)

margins. The income fair value measurement approach is based on significant unobservable inputs, including management estimates and assumptions.

        On May 5, 2015, the Company acquired substantially all assets of Scale-Tronix, Inc ("Scale-Tronix"). The purchase price was $40,295.—Scale-Tronix is a leading manufacturer of medical scales and patient weighing systems for hospitals, clinics and extended-care facilities around the world. This acquisition gives the Company an opportunity to better serve its hospital and physician customers by offering a variety of clinical-grade scales that capture a vital piece of patient-specific information at the point-of-care.

        Results of this acquisition are included in our consolidated results of operations from the date of acquisition and are not material. The cost of the acquisition was allocated to the assets acquired and liabilities assumed from Scale-Tronix based on their fair values as of the close of the acquisition.

        The following table summarizes the fair value of the assets acquired and liabilities assumed:

Current assets	$3,537
Fixed assets	13
Intangible assets	37,506

Total asset acquired	41,056
Current liabilities	(761)

Net assets acquired	$40,295

        The fair values of the assets acquired were determined using industry trends for the healthcare equipment industry. As the values of certain assets acquired and liabilities assumed are preliminary in nature, they are subject to adjustment as additional information is obtained, including, but not limited to, the finalization of our intangible asset valuation. The valuations will be finalized during the measurement period. When the valuations are finalized, any changes to the preliminary valuation of assets acquired or liabilities assumed may result in material adjustments to the fair value of the intangible assets acquired, as well as goodwill.

        The amounts assigned to major classes of intangible assets are shown below:

Trademarks	$299
Customer base	2,915
Developed Technology	15,881
Goodwill	18,411

Total intangible assets	$37,506

        Trademarks are not being amortized based on the Company's intent to use them indefinitely. Customer base assets are being amortized by the straight-line method over 10 years. Developed Technology is being amortized by the straight-line method over five years.

WELCH ALLYN HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

AS OF JULY 4, 2015 AND DECEMBER 31, 2014 AND FOR THE SIX MONTHS ENDED
JULY 4, 2015 AND JUNE 28, 2014

(in thousands, except share and per share amounts)

10. ACQUISITIONS (Continued)

        Various factors contributed to the establishment of goodwill, including: operational synergies; the incremental value that the Scale-Tronix product line will bring to Welch Allyn's portfolio, and the expected revenue growth over time that is attributable to increased market penetration from future products and customers for Welch Allyn. Goodwill will be deducted for tax purposes utilizing the straight-line method over a period of 15 years.

11. SUBSEQUENT EVENTS

        The Company has evaluated the impact of subsequent events through August 14, 2015, representing the date at which the condensed consolidated financial statements were available to be issued.

******

QuickLinks

  Exhibit 99.2
WELCH ALLYN HOLDINGS, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS AS OF JULY 4, 2015 AND DECEMBER 31, 2014 (in thousands, except share and per share amounts)
WELCH ALLYN HOLDINGS, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS AS OF JULY 4, 2015 AND DECEMBER 31, 2014 (in thousands, except share and per share amounts)
WELCH ALLYN HOLDINGS, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME FOR THE THREE AND SIX MONTHS ENDED JULY 4, 2015 AND JUNE 28, 2014 (in thousands)
WELCH ALLYN HOLDINGS, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE SIX MONTHS ENDED JULY 4, 2015 AND JUNE 28, 2014 (in thousands)